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                                                                    Exhibit 10.2
                                                                 Execution Copy

                                 LEASE AGREEMENT

         AGREEMENT OF LEASE made as of the 23rd day of February, 2000, between LR REAL PROPERTY, LLC, with an address at 12300 Amelia Drive, Houston, Texas 77045 (Attn: D.M. Buchanan) ("Landlord") and TBM Acquisition I, Inc. (d/b/a LONG REACH HOLDINGS, INC.), a Delaware corporation with an address at 136 Main Street, Westport, Connecticut 06880 ("Tenant").

                               W I T N E S S E T H

         Terms not otherwise defined herein shall have the meaning given to them in the Amended and Restated Merger Agreement, dated as of February 4, 2000, among TBM Holdings, Inc., TBM Acquisition I, Inc. and Long Reach Holdings, Inc., among others (the "Merger Agreement"). Landlord and Tenant, for themselves and their respective successors and assigns, hereby covenant and agree as follows:

                                    ARTICLE 1
                           Demise; Premises; Term; Use

         1.01 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the "Demised Premises" (as hereinafter defined), subject to an easement hereby reserved in favor of Landlord in, over and through the Demised Premises for access purposes and in connection with Landlord's rights and obligations under this Lease, use of such easement not to unreasonably interfere with Tenant's operations. The Demised Premises consist of the land described in Exhibit A attached to this Lease and incorporated herein ("Land"), and the building and improvements on the Land (collectively, "Building"), located at 3700 Old Shackleford Road, Little Rock, Arkansas.

         1.02 The term of this Lease shall commence on the Effective Time of the Merger Agreement ("Commencement Date"), and shall terminate on the day immediately preceding the second anniversary of the Commencement Date ("Expiration Date"), or shall end on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the provisions of this Lease or pursuant to law. Notwithstanding anything to the contrary contained herein, provided Tenant is not in default under this Lease, Tenant may terminate this Lease at any time upon 120 days' prior written notice. All rent under this Lease shall be apportioned as of the Expiration Date.

         1.03 Tenant shall use and occupy the Demised Premises solely for the manufacture of construction and excavation equipment and machinery substantially similar to that being manufactured at the Demised Premises on the date hereof, and for no



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other purpose, without first obtaining Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed).

         1.04 Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, which would in any way (a) violate any laws, ordinances or requirements of public authorities or any covenants or agreement to which the Demised Premises are subject, (b) make void or voidable any fire or liability or other insurance policy then in force with respect to the Demised Premises, (c) make unobtainable from reputable insurance companies authorized to do business in the State of Arkansas at standard rates any casualty insurance or liability, boiler or other insurance that Landlord or Tenant may carry, (d) constitute a public or private nuisance, or (e) constitute a breach or Event of Default (as hereinafter defined) under this Lease.

         1.05 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises and/or Building. Tenant shall conduct its business at the Demised Premises at all times in a professional and businesslike manner consistent with all reputable business standards and practices.

         1.06 Tenant's use of the systems and equipment in the Building (including, without limitation, the electrical, HVAC, plumbing and heating systems) shall not exceed the recommended mechanical or electrical loads of such Building equipment or systems.

         1.07 Tenant acknowledges that it has inspected the Demised Premises and accepts them in their "AS IS" condition on the Commencement Date. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any promises or representations regarding the Demised Premises or the use or occupancy thereof upon which Tenant is relying in entering into this Lease. Tenant acknowledges that there are no agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements with respect to the Demised Premises except as specifically provided for in this Lease.


                                    ARTICLE 2
                                      Rent

         2.01 For the first eighteen months of this Lease, Tenant shall pay to Landlord as rent for the Demised Premises ("Net Rent") the aggregate amount of ONE and 50/100 Dollars ($1.50), and thereafter for the remaining six months of the term at the rate of TEN THOUSAND and 00/100 DOLLARS ($10,000) per month. The Net Rent shall be paid in advance, without demand, on the first day of each calendar month, as applicable, and shall be paid at Landlord's address set forth above or at such other address as Landlord may designate by notice.


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         2.02 In addition to Net Rent, all other amounts which Tenant is or becomes obligated to pay Landlord hereunder shall be deemed additional rent and, unless otherwise provided herein, shall be paid within ten days after demand by Landlord. All amounts payable by Tenant to Landlord pursuant to this Lease shall be paid without any deduction, recoupment, set-off or counterclaim.

         2.03 If Tenant shall fail to pay any Net Rent or additional rent within fifteen days after the due date thereof, the late payment shall be subject to a late charge of three percent (3%) of the overdue amount.

         2.04 It is the purpose and intent of Landlord and Tenant that the Net Rent shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Net Rent specified herein in each year during the term of this Lease, and that all operating costs, expenses and obligations of every kind and nature whatsoever, relating to the Demised Premises which may arise or become due during or out of the term of this Lease shall be paid by Tenant, except as otherwise set forth in this Lease.

                                    ARTICLE 3
                       Insurance; Nonliability; Indemnity

         3.01 (a) During the term of this Lease, Tenant, at its sole cost and expense, shall keep the Demised Premises insured for the benefit of Landlord and any mortgagee of Landlord against loss or damage by (i) fire and other risks set forth in insurance policies of "all risk of physical loss" insurance, including difference in conditions insurance (inclusive of earthquake and flood coverage, to the extent same is in effect on the date hereof), and (ii) boiler and machinery insurance with "comprehensive" coverage, which policies of insurance shall be in an amount at least equal to one hundred percent (100%) of the current replacement cost of the Demised Premises (per loss, exclusively available to the Demised Premises), which replacement cost shall be determined annually by Tenant's insurer and which as of the Commencement Date be no less than $5,000,000.

                  (b) The insurance required in (a) above shall: (i) be on a "replacement cost" claim recovery basis; (ii) include "contingent liability" coverage for the value of the undamaged building portion, actual demolition costs and increased costs of construction in the event of a governmentally mandated demolition following a casualty; (iii) permit a waiver of subrogation as contained in this Lease, the existence of which will not affect otherwise available insurance recovery; (iv) not contain a deductible provision without Landlord's prior written consent; and (v) satisfy any coinsurance requirements under the applicable policy.

         3.02 Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant and such other party or parties as may be designated by Landlord as named insureds as their interests may appear, shall maintain: (a) standard Comprehensive General Commercial Liability Insurance covering the Demised Premises on an occurrence basis with minimum limits of liability in an amount of not less than

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$2,000,000 combined single limit, with a contractual liability endorsement covering Tenant's indemnity obligations under this Lease, and with respect to damage to property including water damage and sprinkler leakage legal liability arising out of any one occurrence, which insurance shall contain products/completed operations coverage and which insurance shall be primary (and any insurance maintained by Landlord or any other additional insureds hereunder shall be excess and noncontributory); (b) rent insurance against loss of rent due to any risk included in the policies required to be maintained under Subsection 3.01(a), for the Net Rent and additional rent payable under this Lease, with respect to each loss; (c) workers' compensation insurance as required by statute, and employer's liability insurance in the amount of at least $500,000 per occurrence; and (d) such other insurance, and in such greater amounts as may from time to time be reasonably required by Landlord against the same and/or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated and utilized.

         3.03 All insurance provided for in this Article shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of Arkansas, are well rated by national rating organizations, and have been approved in writing by Landlord, which approval shall not be unreasonably withheld. On or before the occupancy of any part of the Demised Premises, and thereafter not less than 30 days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, or any other Article of this Lease, originals of the policies bearing notations evidencing the payment of premiums or accompanied by other evidence reasonably satisfactory to Landlord of such payments, shall be delivered by Tenant to Landlord and certificates showing Landlord and others designated by Landlord as additional insureds (and similarly with respect to leasehold improvements). All such policies shall contain a provision to the effect that the same will be nonalterable and noncancellable except upon 30 days written notice to Landlord and the holder of any mortgage on the Demised Premises. Landlord and Tenant waive their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers indemnity from its insurance carrier and waive all rights of subrogation of their respective insurers. Any insurance policy procured by a party with respect to the Demised Premises or its property therein which does not name the other party as an additional insured shall contain a waiver of subrogation as contained in this Lease, the existence of which will not affect otherwise available insurance recovery. All public liability and property damage policies shall contain a severability of interest clause.

         3.04 If at any time during the term of this Lease, Landlord shall request that the amount of insurance provided by Tenant, as required by this Article, be increased on the ground that such coverage is inadequate properly to protect the interest of Landlord, or if Landlord shall require other insurance pursuant to subsection 3.02(c), and Tenant shall refuse to comply with any such request or requirement, the dispute shall be submitted to arbitration as provided in Article 18 hereof. Tenant shall thereafter carry the amount, and such kind, of insurance as determined by such arbitration to be adequate and required, but in no event shall the amount of insurance be less than the amount specified in Sections 3.01 and 3.02.


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         3.05 Landlord shall have the right, at its expense, to maintain any additional insurance with respect to the Demised Premises not required under this Article.

         3.06 Tenant waives all claims against Landlord or its employees or agents for any injury or damage to persons or property resulting from any occurrence in or about the Demised Premises, including, without limitation, fire, explosion, falling debris, steam, gas, electricity, water, rain or snow or any other casualty, or leaks from any part of the Demised Premises, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of any nature whatsoever, unless arising out of the gross negligence of Landlord or its agents, employees or contractors. Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of any such losses; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

         3.07 Tenant will indemnify against, and hold Landlord and Landlord's employees and agents harmless from, any and all demands, claims, causes of action, proceedings, fines, penalties, damages, losses, liabilities, judgments, orders, decrees, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees and disbursements) incurred in connection with or arising materially from: (a) the use or occupancy of the Demised Premises by Tenant or any person claiming under Tenant; (b) any activity, work or thing done, or permitted or suffered by Tenant on or about the Demised Premises; (c) any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, customers or visitors of Tenant or any such person; (d) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, customers or visitors of Tenant or any such person of any term, covenant or provision of this Lease or of law or any legal requirements or requirements of governmental authorities; or (e) (except for loss of use of all or any portion of the Demised Premises or Tenant's property located within the Demised Premises which is proximately caused by or results proximately from the gross negligence of Landlord or Landlord's employees or agents), any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, customers, visitors or any other person entering upon or about the Demised Premises. If any action or proceeding is brought against Landlord or Landlord's employees or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in
ARTICLE 20 (whether or not such matters shall have been theretofore approved by Landlord) by Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, customers or visitors of Tenant or any such person. Landlord acknowledges that it or its Affiliates (as defined in the Merger Agreement) remains liable for the transportation, use, storage, maintenance, generation,

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manufacturing, handling, disposal, release or discharge of any "Hazardous
Material" arising at or with respect to the Demised Premises at all times prior to the date hereof.

         3.08 Tenant shall give Landlord notice in case of fire or accidents in the Demised Premises, which notice shall be given promptly after Tenant becomes aware of any such event.

         3.09 Tenant agrees to look solely to Landlord's estate and interest in the Demised Premises for the satisfaction of any right or remedy of Tenant or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord under this Lease, and no other property or assets of Landlord shall be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises, or any other liability of Landlord to Tenant hereunder.

         3.10 In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing party if:

                  (a) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial, or judgment;

                  (b) the other party withdraws its action without substantially obtaining the relief it sought; or

                  (c) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.


                                    ARTICLE 4
                         Maintenance; Repairs; Services

         4.01 Throughout the term of this Lease, Tenant, at its sole cost and expense, will take good care of the Demised Premises and will keep the same in good working order, repair and condition (which condition shall also be safe, clean and sanitary and generally will be maintained in the condition as of the date hereof, ordinary wear and tear excepted), and make all necessary repairs thereto (which repairs shall include necessary replacements and capital expenditures and compliance with laws). Landlord, at its expense, shall make all necessary repairs to the (a) roof, exterior walls, foundation and other structural elements of the Building; (b) parking areas, driveways and sidewalks on the Land; and (c) to the pipes, conduits and utilities serving the Building up to the perimeter of the Building, provided the cost of such repairs is fully covered by insurance

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proceeds from coverage maintained by Tenant as contemplated by ARTICLE 3 hereof.
Landlord shall make such repairs promptly after receiving reasonable notice from Tenant of the necessity for such repairs, provided that any damage shall not have been caused as a result of ordinary wear and tear or by any act or omission of, or violation of this lease by, Tenant or any other occupant of the Demised Premises, or any of their employees, agents, invitees or contractors (in which cases Tenant shall be obligated to make the necessary repairs in accordance with the first sentence of this Section 4.01). When used in this Article 4, the term "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments. No repairs will be required to be made by Landlord or Tenant to a standard higher than pertains with respect to the Demised Premises as of the Commencement Date (after reasonable allowance for ordinary wear and tear) or as required by law.

         4.02 The necessity for and adequacy of repairs to the Demised Premises pursuant to Section 4.01 hereof shall be measured by the standard which is appropriate for buildings of similar construction and class and use, provided that neither Landlord nor Tenant shall have an obligation to repair or maintain the Demised Premises in any condition superior to that which pertains with respect to the Demised Premises as of the Commencement Date (after reasonable allowance for ordinary wear and tear) or as required by law.

         4.03 Tenant shall put, keep and maintain all portions of the Demised Premises and the sidewalks, curbs, parking areas and passageways adjoining the same in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions.

         4.04 Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Demised Premises, except as set forth above. Tenant shall pay all charges for electricity (including, without limitation, for HVAC), gas, fuel oil, water, telephones, sanitary sewer and any other utilities used by it in connection with the Demised Premises. Tenant, at its expense, shall supply its own requirements for heat, hot water, air-conditioning, cleaning, refuse removal and any other services required with respect to the Demised Premises.

         4.05 With respect to the maintenance and operation of the Demised Premises, Tenant shall comply with all applicable governmental laws, ordinances, rules and regulations.

         4.06 In case any dispute shall arise at any time between Landlord and Tenant as to the standard of care and maintenance of the Demised Premises, such dispute shall be determined by arbitration as provided in Article 18 hereof.

         4.07 If Tenant shall fail to make repairs in accordance with its obligations hereunder, Landlord shall have the right, at its option, after Landlord shall have given to Tenant ten days' notice (except in case of an emergency), to make such repairs on behalf and for the account of Tenant, to enter upon the Demised Premises for such purposes, and

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Tenant shall pay the cost thereof as additional rent within ten days after demand by Landlord.

                                    ARTICLE 5
               Changes and Alterations; Ownership of Improvements

         5.01 Tenant shall have the right at any time and from time to time during the term of this Lease, whether at the commencement of the term hereof or at any time thereafter, to make, at its sole cost and expense, changes and alterations in or of the Demised Premises, subject, however, in all cases to the following:

                  (a) No change or alteration which is (i) non-interior, (ii) structural, (iii) affects the mechanical, electrical, plumbing or HVAC systems of the Demised Premises, or (iv) involves an estimated cost of more than $25,000, shall be made without the prior written consent of Landlord (which approval shall not be unreasonably withheld or delayed).

                  (b) Landlord reserves the right to impose reasonable requirements as a condition of any such consent, including, without limitation, payment by Tenant of Landlord's reasonable costs and expenses in connection with evaluating, monitoring or otherwise responding to any such request by or on behalf of Tenant.

                  (c) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Landlord shall join in the application for such permits or authorizations whenever such action is necessary.

                  (d) Any change or alteration requiring Landlord's consent under subsection (a) above shall be conducted under the supervision of an architect and/or engineer selected by Tenant and approved in writing by Landlord (which approval shall not be unreasonably withheld), and no such change or alteration shall be made except in accordance with detailed plans and specifications and cost estimates prepared and approved in writing by Landlord (which approval shall not be unreasonably withheld).

                  (e) Any change or alteration shall, when completed, be of such a character as not to reduce the value of the Demised Premises below its value immediately before such change or alteration.

                  (f) Any change or alteration shall be made promptly (unavoidable delays excepted) and in a good and workmanlike manner, with materials that are new, high quality and free of material defects, and in compliance with all applicable permits and authorizations and building and zoning laws and ordinances and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, any national or local Board

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of Fire Underwriters, or any other body hereafter exercising functions similar to those of any of the foregoing, and strictly in compliance with the detailed plans and specifications approved by Landlord.

                  (g) The cost of any such change or alteration shall be paid in cash or its equivalent, so that the Demised Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to Tenant.

                  (h) Worker's compensation insurance in statutory limits covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Demised Premises, and general liability insurance for the mutual benefit of Tenant and Landlord in such limits as Landlord may reasonably require, shall be maintained by Tenant at Tenant's sole cost and expense at all times when any work is in process in connection with any change or alteration. All such insurance shall be in a company or companies of recognized responsibility, and all policies or certificates therefor issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord.

         5.02 All alterations, installations, additions or improvements upon the Demised Premises made by any party prior to or during the term of this Lease shall, at the expiration of the term hereof, become the property of Landlord and be surrendered with said premises as part thereof at the end of the term, unless Landlord shall give Tenant notice to remove any of same, in which event Tenant shall remove same prior to the expiration of the term.

         5.03 At or before the Expiration Date, or the date of any earlier termination of this Lease, Tenant at its expense, shall remove from the Demised Premises all of Tenant's property and shall repair any damage to the Demised Premises resulting from such removal. Any other items of Tenant's property which shall remain in the Demised Premises after the Expiration Date or after a period of 15 days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained as Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit at Tenant's expense.

         5.04 (a) Tenant, at its expense, shall procure promptly the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's work which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens in connection with Tenant's work, repairs or installations, including but not limited to the liens of any conditional sale of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Demised Premises and against all cost, attorneys' fees, fines, expenses and liabilities reasonably incurred in connection with any such lien, conditional sale or chattel mortgage

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or any action or proceeding brought thereon. Tenant shall pay in full for all materials, fixtures, equipment and other articles prior to installation in the Demised Premises.

                  (b) Tenant, at its expense, shall procure the satisfaction or discharge, by bonding or otherwise, of all such liens within 30 days of the filing of such lien against the Demised Premises. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien, by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with Interest thereon from the respective dates of Landlord's making of the payment or incurring the cost and expenses shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant on demand.

                                    ARTICLE 6

                           [INTENTIONALLY LEFT BLANK]

                                    ARTICLE 7
                            Assignment and Subletting

         Except with respect to any security interest required by the Senior Debt, neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered, hypothecated, or otherwise transferred by Tenant, Tenant's legal representative or successors in interest by operation of law or otherwise, and neither the Demised Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied by anyone other than Tenant (all of the foregoing are hereinafter collectively referred to as "Transfers" and any party to whom or which any Transfer is made or sought to be made is hereinafter referred to as a "Transferee"), or for any purpose other than as permitted by this Lease without the prior written consent of Landlord in each case, which consent may be withheld, conditioned or delayed in Landlord's sole discretion; provided, however, no consent shall be required for a Transfer to an Affiliate. Any Transfer made without complying with this ARTICLE shall, at Landlord's option, be null, void and of no effect (which shall not be in limitation of Landlord's other remedies).

         For purposes of this Lease, the term "Transfer" shall also include each of the following, whether accomplished directly or indirectly: (i) the dissolution, merger, consolidation or other reorganization of Tenant; (ii) the sale or other transfer of more than a cumulative aggregate of 50% of the voting shares of Tenant or the effective transfer of

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the power to direct the policies and management of Tenant; and (iii) the sale, mortgage, hypothecation or pledge of more than a cumulative aggregate of 50% of Tenant's net assets.

                                    ARTICLE 8
                             Damage and Destruction

         8.01 If the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty, Landlord shall, subject to Section 8.03 hereof and any requirements of any mortgagee(s) and such mortgagee(s)' right to control, apply or withhold the applicable insurance proceeds, if any, repair the damage and restore and rebuild the Demised Premises as nearly as may be reasonably practicable to its condition and character immediately prior to such damage or destruction, with reasonable diligence, after notice to it of the damage or destruction; provided that Landlord shall not be obligated to expend upon such repair or restoration any amount in excess of the net insurance proceeds received by Landlord pursuant to insurance maintained under Article 3 and provided that Landlord's obligations shall be subject to then applicable zoning and planning regulations and no part of such proceeds shall be applied to restore or repair Tenant's property. Landlord shall not be liable in any way for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business or property resulting in any way from such casualty, damage or the repair thereof.

         8.02 If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable, from the date of such damage or destruction to the date the damage shall be substantially repaired or restored. Should Tenant reoccupy a portion of the Demised Premises during the period that the repair or restoration is in progress and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy to the date the Demised Premises are made tenantable.

         8.03 Landlord and Tenant shall each have the option of terminating this Lease and the term and estate hereby granted upon the occurrence of either of the following events: (1) if Landlord estimates that renovation of the Demised Premises shall exceed the shorter of (a) 180 days (60 days in the event of a casualty within the last six months of the term) from the date of the damage, or
(b) the unexpired term of this Lease, or (2) the Building is rendered untenantable by fire or other casualty and Landlord elects not to repair or restore the same. Either party shall exercise such termination option by notifying the other party in writing of such termination within 45 days of the date of the damage. Tenant agrees that Landlord's obligation to restore, and the abatement of rent provided for hereunder, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable law to terminate this Lease by reason of such damage except as provided herein.

         8.04 In the event that a notice of termination shall be given pursuant to Section 8.03, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to Section 8.01.

         8.05 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises pursuant to this Article Landlord shall use diligent efforts to effect any required repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy.

         8.06 Landlord shall not carry insurance of any kind on Tenant's property, and shall not be obligated to repair any damage thereto or replace the same.

         8.07 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law to the contrary, now or hereafter in force, shall have no application in such case.

         8.08 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises by fire or other cause, by reason of some action or inaction on the part of the Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

                                    ARTICLE 9
                                 EMINENT DOMAIN

         9.01 In the event that the Demised Premises or any part thereof shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand for a period in excess of the shorter of (i) one year, and (ii) the balance of the term remaining under this Lease, Landlord shall be entitled to collect from any condemnor the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant, to be paid out as in this Article provided and except as provided in Section
9.04 hereof. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

         9.02 (a) At any time during the term of this Lease if title to 20% or more of the Land shall be taken in condemnation proceedings or by the exercise of any right to eminent domain or by agreement between Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, Landlord or Tenant shall have the right to terminate this Lease by written notice to the other party within 30 days after the taking. In the event a notice of termination shall be given pursuant to the immediately-preceding sentence, this Lease shall terminate and expire on the date of such taking, and the Net Rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

                   (b) At any time during the term of this Lease if title to the Building or 40% or more of the Land shall be taken in condemnation proceedings or by the exercise of any right to eminent domain or by agreement between Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, this Lease shall terminate and expire on the date of such taking and the Net Rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

         9.03 If this Lease does not terminate under Section 9.02, this Lease shall continue in full force and effect, and the Net Rent apportioned to the part taken shall be prorated and adjusted as of the date of taking, and from such date the Net Rent and additional rent shall be reduced to the amount apportioned to the remainder of the Demised Premises.

         9.04 Notwithstanding the foregoing provisions of this Article and subject to the interest of any mortgagee of Landlord, Tenant shall be entitled separately to appear, claim, prove and receive in the proceedings relating to any such taking such portion of each award made therein as represents the then value of Tenant's property, if any, and/or the costs of relocating, if any are granted, provided any such award is separately payable to Tenant and the same does not reduce Landlord's or any mortgagee's award.

         9.05 In the event of any such taking which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining part of the Demised Premises to substantially the same condition as it was in immediately prior to such taking to the extent that the same may be feasible, so as to constitute a tenantable Demised Premises, provided that Landlord's liability under this Section shall be limited to the net amount received by Landlord from the award arising out of such taking.

                                   ARTICLE 10
                               Access to Premises

         Landlord and its authorized representatives shall have the right to enter upon the Demised Premised during all regular business hours for the purpose of inspecting the same or exhibiting the same to prospective purchasers, mortgagees and tenants. Landlord and its authorized representatives shall also have the right to enter upon the Demised Premises during all regular business hours (and in emergencies at all times) for the purpose of making any repairs thereto as Landlord may deem necessary; and in connection therewith, Landlord shall have the right to bring and store materials, tools and equipment, without the same constituting an actual or constructive eviction of Tenant from the Demised Premises or any part thereof. All entries by Landlord and its representatives (except in case of emergency) shall be upon reasonable prior notice to Tenant, which notice may be by means of personal or telephonic communication or by ordinary mail. Any such entry by Landlord shall be conducted in a manner designed to minimize interference with the conduct of Tenant's business.

                                   ARTICLE 11
                 Subordination; Attornment; Estoppel Certificate

         11.01 Provided Tenant receives a so-called non-disturbance agreement from the Lender (and further provided that furnishing such non-disturbance agreement shall not be a condition to Tenant's subordination if Tenant is in default hereunder), this Lease and all of Tenant's rights hereunder are and shall be subject and subordinate at all times to all mortgages, deeds of trust, ground leases or any other method of financing or refinancing, in any amount, and all advances thereon, which may now or hereafter be placed against or affect any or all of the Demised Premises by Landlord, and to all renewals, modifications, consolidations, replacements and extensions thereof. The aforesaid provisions shall be self operative and no further instrument of subordination shall be necessary unless required by any such mortgagee or other lender, in which case Tenant shall execute, acknowledge and deliver any requested subordination agreement within 10 days after request. If any foreclosure or power of sale proceedings are initiated by any mortgagee(s) or a deed in lieu is granted, Tenant agrees, upon written request of any such mortgagee(s) or any purchaser at such sale, to attorn and pay Net Rent and other amounts payable hereunder to such party and to execute and deliver any instruments necessary or appropriate to effectuate such attornment. Tenant agrees to give any mortgagee(s) by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing of the name and address of any such mortgagee(s). Tenant further agrees that if Landlord has failed to cure any such default within the time permitted Landlord for cure under this Lease, any such mortgagee(s) whose address has been so provided to Tenant shall have an additional period of thirty days in which to cure (or such additional time as may be required due to causes beyond such mortgagee's control, including time to obtain possession of the Demised Premises by power of sale or judicial action).

        11.02 Within ten days after request, Tenant shall execute and deliver to Landlord or to any party designated by Landlord a so-called "estoppel certificate", in the form submitted by Landlord to Tenant, whereby Tenant represents and certifies as to such various facts and matters relating to this Lease as Landlord may reasonably request.

                                   ARTICLE 12
                                     Default

        12.01 The following are "Events of Default": (a) Tenant fails to pay when due any Net Rent; or Tenant fails to pay when due any additional rent or other sums or charges reserved hereunder and such default continues for five days after written notice from Landlord;

                (b)  Tenant vacates or abandons the Demised Premises;

                (c) This Lease or the Demised Premises or any part of the Demised Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subjected to any attachment by any creditor of Tenant or claimant against Tenant, and such attachment is not discharged within 30 days after its levy;

                (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or is dissolved, or makes an assignment for the benefit of creditors;

                (e) Involuntary proceedings under any such bankruptcy laws or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of Tenant's property, and such proceeding is not dismissed or such receivership or trusteeship is not vacated within 90 days after such institution or appoint;

                (f) Tenant admits its insolvency or its inability to pay its debts as they come due; or

                (g) Tenant fails to observe or perform any term or condition of this :Lease (other than the payment of amounts as described in clause (a) above) unless such failure is cured, if susceptible to cure, within the time specified herein or within a reasonable time (and in any event no later than forty-five
(45) days after written notice thereof is given by Landlord to Tenant).

                Failure by Tenant to comply with the same term or condition of this Lease on three occasions during any twelve month period shall, at Landlord's discretion, constitute an incurable Event of Default.

                12.02 If any one or more Events of Default set forth in Section
12.01 above occurs, then Landlord may elect the alternatives set forth in subsections (a) or (b) below as follows (which remedies are distinct, separate and cumulative with and in addition to any other right or remedy allowed under any law or other provision of this Lease):

                (a) Give Tenant written notice of its intention to terminate all of Tenant's rights under this Lease on the date of such notice or on any later date specified in such notice, and, on the date specified in such notice, Tenant's right to possession of the

Demised Premises will cease and this Lease will be terminated (except as to Tenant's obligations under the Lease which shall continue), as if the expiration of the term fixed in such notice were the end of the term of this Lease. In such event, Landlord may recover from Tenant (i) any unpaid Net Rent and other amounts payable hereunder, (ii) the amount by which any unpaid Net Rent and other amounts payable hereunder which would have accrued after the termination date during the balance of the term of this Lease exceeds the reasonable rental value of the Demised Premises under substantially equivalent terms to those of this Lease (after deduction of all reasonable costs of reletting), and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease. Landlord will be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable under this Lease if this Lease had not been terminated and Landlord will be entitled to receive such damages from Tenant on each such day; or

                (b) (1) Without demand or notice, re-enter and take possession of the Demised Premises or any part of the Demised Premises; and repossess the Demised Premises as of Landlord's former estate; and expel Tenant from the Demised Premises and those claiming through or under Tenant; and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions (and if applicable law permits, and Landlord shall not have expressly terminated this Lease in writing, any such action shall be deemed a termination of Tenant's right of possession only). If Landlord elects to re-enter, as provided in this subsection (b) or if Landlord takes possession of the Demised Premises pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, re-let the Demised Premises or any part of the Demised Premises, in Landlord's or Tenant's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms and conditions (which may include, without limitation, concessions of free rent, and the alteration and repair of the Demised Premises) as Landlord, in its reasonable discretion, may determine. Landlord reserves the right following any such re-entry or re-letting, or both, to exercise its right to terminate this Lease by giving Tenant such written notice, and, in that event the Lease will terminate as specified in such notice. (2) If Landlord elects to take possession of the Demised Premises according to this subsection (b) without terminating the Lease, Tenant will pay Landlord (i) the rent and other sums which would be payable under this Lease if such repossession had not occurred, less (ii) the net proceeds, if any, of any re-letting of the Demised Premises after deducting all of Landlord's reasonable expenses incurred in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling, repair costs, and expenses of preparation for such re-letting. If, in connection with any reletting, the new lease term extends beyond the existing term or the Demised Premises covered by such re-letting include areas which are not part of the Demised Premises, a fair apportionment of the rent received from such re-letting and the expenses incurred in connection with such re-letting will be made in determining the net proceeds received from such re-letting. In addition, in determining the net proceeds from such re-letting, any rent concessions will be apportioned over the term of the new lease. Tenant will pay such amounts to Landlord monthly on the days on which the rent and all other amounts owing under this Lease would have been payable if possession had not been retaken and Landlord will be entitled to receive the rent and other amounts from Tenant on each such day.

        12.03 Landlord shall at all times have the right without prior demand or notice except as required by applicable law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond in connection therewith, and (ii) sue for and collect any unpaid Net Rent or other amounts payable hereunder which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable law, upon the occurrence of any Event of Default, Landlord may terminate this Lease or Tenant's right to possession of the Demised Premises and accelerate and declare that all Net Rent and other amounts payable hereunder reserved for the remainder of the term of this :Lease shall be immediately due and payable, provided that such amounts shall be discounted to the then present value at 6% per annum in accordance with accepted financial practice, and Landlord, after receiving payment of same from Tenant, shall be obligated to turn over to Tenant any actual net reletting proceeds thereafter received during the remainder of the term of this Lease, up to the amount so received from Tenant pursuant to this provision. Any failure by Landlord to mitigate its damages shall only reduce the amounts otherwise payable by Tenant to Landlord hereunder and shall not give rise to a claim by Tenant against Landlord for damages.

        12.04 The parties waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant created hereby, Tenant's use or occupancy of the Demised Premises, or any claim for injury or damage. Tenant hereby irrevocably waives any right otherwise available under any applicable law to redeem or reinstate this Lease or Tenant's right to possession after this Lease or Tenant's right to possession is terminated based on an Event of Default.

        12.05 Tenant shall pay, as additional rent, a service charge of $200 for bookkeeping and administrative expenses, if any portion of rent is not received when due. Any amounts payable hereunder not paid when due shall accrue interest from the due date at the rate of 12% per annum until payment is received by Landlord. If Tenant fails to perform any obligation under this Lease, Landlord shall have the right (but not the duty) to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional rent, for all expenses incurred by Landlord in performing such obligation together with interest thereon at 12% per annum from the date such expenses were incurred.

                                   ARTICLE 13
                                 Quiet Enjoyment

        Tenant, upon performing and observing all of the terms, covenants and condition of this Lease on Tenant's part to be performed and observed, shall peaceably and quietly have and enjoy the Demised Premises during the term of this Lease, free of interference from Landlord or any party claiming through or under Landlord.

                                   ARTICLE 14
                              Surrender of Premises

        Upon the expiration or sooner termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises, broom clean, in as good condition and repair as Tenant is required to maintain the same throughout the term of this Lease, together with all keys. All leasehold improvements and other fixtures, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain, all without compensation, allowance or credit to Tenant and as though conclusively conveyed by Tenant to Landlord as if by bill of sale, including, without limitation, all electrical, mechanical, HVAC, plumbing and other utility systems, connections and appliances and all installed cranes, except those cranes which Tenant re-installs and uses at another location owned by Tenant. If Tenant shall fail to remove any of Tenant's property at the Demised Premises, such property shall, at the option of Landlord, either be deemed abandoned and become the exclusive property of Landlord, or Landlord shall have the right to remove and dispose of such property in accordance with
ARTICLE 5, at the expense of Tenant, and hold Tenant responsible for any and all net charges and expenses incurred by Landlord therefor.

                                   ARTICLE 15
                                  Holding Over

        Should Tenant remain in possession of the Demised Premises after the expiration of the term hereof without the execution of a new lease, such holding over, in the absence of a written agreement to the contrary, shall be deemed to have created and be construed to be a tenancy at sufferance terminable immediately at any time by Landlord, at a monthly Net Rent equal to $20,000, subject to all the other terms, covenants and conditions of this Lease, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable laws.

                                   ARTICLE 16
                                    No Waiver

        The failure of Landlord or Tenant to insist upon the strict performance of any provision of this Lease, or the failure of Landlord or Tenant to exercise any right, option or remedy hereby reserved shall not be construed as a waiver for the future of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof. The consent or approval by Landlord of any act by Tenant requiring Landlord's consent or approval shall not be construed to waive or render unnecessary the requirement for Landlord's consent or approval of any subsequent similar act by Tenant. The receipt by Landlord of rent or other charges or sums with knowledge of a breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing signed by the party to be charged. No payment by Tenant or receipt by Landlord of a lesser amount than the rents, charges and other sums hereby reserved shall be deemed to be other than on account of the earliest rents, charges and other sums then unpaid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment by Tenant be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rents, charges and other sums due, or Landlord may pursue any other remedy in this Lease provided or by law permitted.

                                   ARTICLE 17
                                     Notices

        Except as otherwise provided in this Lease, every notice, demand, consent, approval, request or other communication which may be or is required to be given under this Lease or by law shall be in writing and shall be sent either by United States Certified Mail, postage prepaid, return receipt requested, or by Federal Express or another nationally recognized overnight courier service, and shall be addressed or delivered, as set forth in the Merger Agreement. Every notice or other communication hereunder shall be deemed to have been given as of the second business day following the date of such mailing or dispatch by courier or immediately if personally delivered.

                                   ARTICLE 18
                                   Arbitration

        18.01 Landlord and Tenant shall not have been deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically and unequivocally provided for in this Lease and in no other case or cases.

        18.02 Every dispute between the parties which is expressly provided in this Lease to be determined by arbitration shall be resolved in the manner provided in this Article.

        18.03 The party requesting arbitration shall do so by giving notice to that effect to the other party and shall simultaneously request the appointment of a single arbitrator by the American Arbitration Association (or any successor thereto) in accordance with its rules then prevailing, or, if the American Arbitration Association (or such successor organization) shall fail to appoint said arbitrator within sixty (60) days after such request is made, then either party may apply, on notice to the other, to any court having jurisdiction for the appointment of such arbitrator and the other party shall not raise any question as to such court's full power to entertain the application and make the appointment. Each arbitrator appointed pursuant to this Section shall be a disinterested person having at least ten years experience in the State of Arkansas in a calling connected with the dispute.

        18.04 The arbitrator shall render his or her decision and award within 30 days after the final hearing. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be entered on the determination and award made by the arbitrator in any court of competent jurisdiction and may be enforced in accordance with the Laws of the State of Arkansas.

        18.05 If, for any reason whatsoever, the written decision and award of the arbitrator shall not be rendered within the time limit set forth in Section 18.04, either party may apply to any court having jurisdiction, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease.

        18.06 The arbitrator shall determine the division, if any, between the parties, of the expenses of the arbitration, including fees to the arbitrators, counsel and witness fees.

                                   ARTICLE 19
                                      Taxes

        19.01 The term "Taxes" shall mean the total of all taxes and special, general, extraordinary or other assessments, sewer rents, water charges, occupancy taxes, school taxes, and other taxes, fees, levies or other impositions of every kind and nature, whether foreseen or unforeseen or charges of any kind or nature levied, assessed, imposed or attributable at any time by any governmental authority (including, without limitation, any town, city, district, county, village, school district or public transportation authority) upon or against or in connection with the Demised Premises, and also any tax, assessment, or charge, levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Demised Premises, and personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Demised Premises. Notwithstanding the foregoing, Taxes shall not include excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and State income taxes, and other taxes to the extent applicable to Landlord's general or net income. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however, designated, shall be levied against Landlord in substitution in whole or in part for the Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "Taxes" for the purposes of this Article. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in Taxes.

        19.02 Tenant shall pay all Taxes directly to the taxing authority on or before the due date of the required payments and shall simultaneously therewith provide evidence thereof to Landlord. Any failure to pay any Taxes in a timely manner shall be deemed a failure to pay rent under this Lease. If Tenant fails to pay any Taxes on or before the due date thereof, Landlord may, but shall not be obligated to, pay such Taxes and notify Tenant of the same. Tenant shall reimburse Landlord for any such payment, as additional rent, within ten (10) days after receipt of any such statement. Taxes payable by Tenant shall be apportioned to the term of this Lease. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Demised Premises (whether based on a sale, change in ownership or refinancing of the Demised Premises or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever.

                                   ARTICLE 20
                                  Miscellaneous

        20.01 This Lease, including the Exhibits and Schedules attached hereto, sets forth the entire agreement between the parties with respect to the Demised Premises. All prior conversations or writings between the parties hereto or their representatives with respect to the Demised Premised are merged herein and extinguished. Tenant has relied on Tenant's inspections, due diligence and investigations in entering into this Lease and not on any representations or warranties made by or on behalf of Landlord concerning the condition or suitability of the Demised Premises for any particular purpose.

        20.02 This Lease shall not be modified except by a writing signed by the party to be charged. The Article captions appearing herein are inserted as a matter of convenience and are not intended to define, construe or describe the scope or intent of any provision of this Lease.

        20.03 If any provision of this Lease or the application thereof to any person or circumstance shall be held void or unenforceable, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void or unenforceable shall not be affected thereby.

        20.04 Except as otherwise expressly provided in this Lease, all the terms, covenants conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns.

        20.05 The person or persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is a duly incorporated corporation authorized to do business in Arkansas; and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he or they as such officers are duly authorized to execute, acknowledge and deliver this Lease to Landlord.

        20.06 This Lease may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

        20.07 This Lease shall be governed and controlled by the law of the State of Arkansas.

        20.08 IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING AND RESOLUTION OF ANY DISPUTE, EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER AND ANY RIGHTS TO A TRIAL BY JURY UNDER ANY STATUTE, RULE OF LAW OR PUBLIC POLICY IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS LEASE.

        20.09 Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant in connection with the Demised Premises without the prior written consent of Landlord (which consent shall not unreasonably be withheld or delayed).

        20.10 If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to claims for damages of any kind, unless such failure shall have continued for a period of thirty days after written notice thereof by Tenant to Landlord or such additional time as may be required due to force majeure. Except in case of emergency, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set off, or abate any amount otherwise payable hereunder.

        20.11 In case Landlord or any successor owner of the Demised Premises shall convey or otherwise dispose of any portion thereof to another party (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord. Tenant shall attorn to such party, and Landlord or such successor owner shall, from and after the date of conveyance , be free of all liabilities and obligations hereunder.

        20.12 Tenant shall be responsible for compliance with all requirements of the Americans With Disabilities Act of 1990 (42 U.S.C. Section12101 et seq.) and the regulations and guidelines promulgated thereunder.


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        20.13 For purposes hereof, "Hazardous Material" means any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, State or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a material safety data sheet issued by the manufacturer thereof. All actions relating in any manner whatsoever (except in case of emergency) to Hazardous Material in connection with the Demised Premises shall require and be subject to delivery of prior written notice to Landlord. If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Demised Premises, or their employees, agents or contractors, on or about the Demised Premises, Tenant shall immediately inform Landlord and shall be responsible for all remediation thereof in compliance with applicable law at Tenant's expense.

        IN WITNESS WHEREOF, the parties hereto have executed or caused this Lease to be executed as of the day and year first above written.


                                             Landlord:
                                             LR REAL PROPERTY, LLC

                                                 /s/ D. M. Buchanan
                                             By: ______________________________
                                                 Name: D. M. Buchanan
                                                 Title: President


                                             Tenant:
                                             TBM ACQUISITION I, INC.

                                                 /s/ William A. Schwartz
                                             By: ______________________________
                                                 Name: William A. Schwartz
                                                 Title: Chief Executive Officer


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